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                                                                     EXHIBIT 5.1


                   [LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD]

                               November 28, 2001

Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario L4G 7K1

         Re: Up to 7,196,508 Shares of Class A Subordinate Voting Stock, par value $.01 per share, of Magna Entertainment Corp.
                  -----------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special United States counsel to Magna Entertainment Corp., a Delaware corporation (the "Company"), in connection with the filing of its Registration Statement on Form S-1, as amended (File No. 333-69166) (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to 7,196,508 shares of Class A Subordinate Voting Stock, par value of $.01 per share, of the Company (the "Shares").

         We have examined the restated Certificate of Incorporation, as amended, of the Company and the By-Laws of the Company. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a validly existing corporation under the General Corporation Law of the State of Delaware (the "GCL").

         2. The Shares have been duly authorized for issuance and when sold or exchanged as described under "Plan of Distribution" will be validly issued, fully paid and non-assessable.

         We express no opinion as to the application of the laws of any jurisdiction, other than the GCL, to the distribution of the Shares, including the securities or blue sky laws of the various states.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all reference to Sidley Austin Brown & Wood included or made a part of the Registration Statement through the date hereof.


                                         Very truly yours,


                                         /s/ Sidley Austin Brown & Wood
                                         ------------------------------
                                         Sidley Austin Brown & Wood